Exhibit 99.1

FOR IMMEDIATE RELEASE

Brian Crowley to Step Down as Bsquare’s President and CEO;

Board Member Jerry Chase to Serve as Interim CEO

BELLEVUE, WA – September 23, 2013 – BSQUARE Corporation (NASDAQ: BSQR), a leading enabler of smart, connected systems, today announced that Brian Crowley will be stepping down as the Company’s President and Chief Executive Officer and member of the Company’s Board of Directors. Mr. Crowley’s resignation from the Board of Directors is effective immediately while his resignation as President and CEO will be effective September 30, 2013. He will support the Company as a consultant through its leadership transition.

Brian Crowley has served as the Company’s President and Chief Executive Officer and as a director since July 2003. From April 2002 to July 2003, Mr. Crowley served as the Company’s Vice President, Product Development. “Brian has led our company for a decade and we sincerely appreciate his outstanding service and commitment,” said Andrew Harries, Chairman of Bsquare’s Board of Directors. “We wish him every success in his future endeavors and Bsquare will benefit from his support as a consultant through our leadership transition.”

Jerry Chase, who joined the Bsquare Board of Directors on July 1, 2013, assumes the role of interim Chief Executive Officer of the Company effective upon Mr. Crowley’s departure, and will serve in that capacity while the Company’s Board of Directors conducts a comprehensive search for a permanent CEO.

Jerry Chase has considerable public company leadership experience. From February 2008 to June 2011, Mr. Chase served as CEO and director of Lantronix (LTRX), a publicly traded provider of secure software, and embedded and external hardware solutions. Mr. Chase was previously CEO and director of Terayon (TERN), a publicly traded cable, satellite and telecom supplier of digital video networking applications, from September 2004 to July 2007. Prior to serving as the CEO of Terayon, he held leadership roles in several digital video and networking systems companies. Mr. Chase is a former United States Marine Corps Officer and holds an MBA from Harvard Graduate School of Business Administration and a BS in Business Administration, Magna Cum Laude from East Carolina University. Mr. Chase currently serves as a board member of East Carolina University’s BB&T Center for Leadership Development.

In conjunction with his appointment as the interim CEO, Mr. Chase will no longer serve on the Company’s Audit and Governance and Nominating Committees. Mr. Harries will replace Mr. Chase on the Audit Committee while Mr. Chase’s seat on the Governance and Nominating Committee will remain vacant at this time.

About BSQUARE Corporation

Bsquare, a global leader in embedded solutions, applies experience and expertise on leading platforms to create new connections with customers, new business models and to enable new ways of working and communicating. Bsquare serves customers by forging connections among the partners, people, tools and technology needed to create smart connected devices. For more information, visit www.bsquare.com.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements relating to our financial results in future periods such as anticipated revenue, margins, spending, profitability, and cash and investments; anticipated levels of capital expenditures; future market conditions; potential sales or projects in our pipeline; and expectations for specific customers, geographies or products. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: whether we are able to maintain our favorable relationship with Microsoft; changes in customer demand for our engineering services; the extent to which we are successful in gaining new long-term relationships with customers and retaining existing ones; our ability to execute our sales and marketing strategies for our service offerings, third-party products, and our proprietary products; our ability to execute our international expansion strategies; our success in leveraging strategic partnering initiatives with companies such as Qualcomm; our management of risks associated with protection of intellectual

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property and potential infringement claims; our success in integrating acquisitions; our ability to hire and retain key personnel; and such other risk factors as discussed in our most recent Annual Report on Form 10-K and other filings with the SEC. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bsquare Contact: Scott Mahan BSQUARE Corporation +1 425.519.5900 investorrelations@bsquare.com	Investor Contact: Brett Maas Hayden IR + 1 646.536.7331 Brett@haydenir.com

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BSQUARE is a registered trademark of BSQUARE Corporation.

110 110th Ave. NE., Suite 200, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999